UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2005

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1101 Third Street South
Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

(612) 332-7371

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On July 25, 2005, The Valspar Corporation, a Delaware corporation (the “Company”), announced the resignation of Richard M. Rompala as the Company’s Chairman of the Board, effective as of July 22, 2005 in connection with his retirement from the Company.

        The Company also announced the election of Thomas R. McBurney to serve as non-executive Chairman of the Board.

        Mr. McBurney, 67, has been a member of Valspar’s board of directors since 1987. He is currently President of McBurney Management Advisors and serves as a director on the boards of Wenger Corporation, Meritex Enterprises, Inc., American Express Certificate Company, Transport Corporation of America, Inc. and Greenspring Companies. Additionally, he has served as board chair of numerous non-profit organizations, including Minnesota Public Radio, Minnesota Opera and Freedom From Hunger.

        Prior to forming McBurney Management Advisors, Mr. McBurney was a senior executive of The Pillsbury Company, where he worked from 1968 to 1989. Mr. McBurney is a graduate of Dartmouth College, and he received his MBA from the Amos Tuck School of Business at Dartmouth.

        As compensation for his new responsibilities as Chairman, the Company will pay Mr. McBurney $90,000 per year, in addition to the standard retainer, meeting fees and stock options that Mr. McBurney is eligible to receive as a director of the Company.

        In connection with Mr. McBurney’s election as Chairman, the Company’s board of directors waived the years of service tenure limit under the Company’s Principles of Corporate Governance. This will allow Mr. McBurney to serve the remainder of his unexpired term of office.

Item 7.01.	Regulation FD Disclosure.

        On July 25, 2005, The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated July 25, 2005, furnished herewith and incorporated herein by reference as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION (REGISTRANT)
Date: July 25, 2005	By: /s/ Rolf Engh

Rolf Engh Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 25, 2005.